Exhibit 99.5

NEWS RELEASE
Constar International Inc.
One Crown Way
Philadelphia, PA 19154-4599
Main Phone: (215) 552-3700

CONSTAR INTERNATIONAL INC. RECEIVES DELISTING
NOTICE FROM NASDAQ STOCK MARKET
Philadelphia, PA — January 14, 2011 — Constar International Inc. (NASDAQ: CNST) today announced that on January 11, 2011, the Company was given a notice by The NASDAQ Stock Market that in connection with the Company’s filing of Chapter 11 cases that day, and in accordance with Listing Rules 5101, 5110(b) and IM-5101-1, the NASDAQ staff determined that the Company’s common stock will be delisted from The NASDAQ Stock Market. Trading will be suspended at the opening of business on January 20, 2011. The Company does not intend to appeal the NASDAQ staff’s determination. Therefore, the Company expects that its common stock will be delisted after completion by NASDAQ of application to the Securities and Exchange Commission, and the Company’s securities will not be eligible to trade on the OTC Bulletin Board or in the “Pink Sheets” unless a market maker makes application to register in and quote the security and such application is cleared.
Cautionary Note Regarding Forward-Looking Statements
Except for historical information, all information in this news release consists of forward-looking statements within the meaning of the federal securities laws, including statements regarding the intent, belief or current expectations of the Company and its management which are made with words such as “will,” “expect,” “believe,” and similar words. These forward-looking statements involve a number of risks, uncertainties and other factors, which may cause the actual results to be materially different from those expressed or implied in the forward-looking statements. Important factors that could cause the actual results of operations or financial condition of the company to differ from expectations include risks and factors regarding the Company identified from time to time in the Company’s reports filed with the SEC, including the risk factors identified in its Annual Report on Form 10-K for the year ended December 31, 2009, and in subsequent filings made prior to, on or after today. The Company does not intend to review, revise, or update any particular forward-looking statements in light of future events.
About Constar
Philadelphia-based Constar is a multi-national producer of PET (polyethylene terephthalate) plastic containers for food, soft drinks and water. The Company provides full-service packaging solutions, from product design and engineering, to ongoing customer support. Its customers include many of the world’s leading branded consumer products companies.
For more information contact:
Mark Borseth
Executive Vice President and Chief Financial Officer
(215) 552-3772
Ed Bisno (Investors and Media)
Bisno Communications
(212) 717-7578